UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2022
_______________________

POINT BIOPHARMA GLOBAL INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware (State or other jurisdiction of incorporation)	001-39311 (Commission File Number)	85-0800493 (I.R.S. Employer Identification No.)
4850 West 78th Street, Indianapolis, IN, 46268
(Address of principal executive offices and zip)

(647) 812-2417
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PNT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

Updated Information Regarding 2022 Annual Meeting of Shareholders

We expect that the 2022 annual meeting of shareholders of the Company will occur on June 2, 2022 and that we will furnish proxy materials to our shareholders in connection with that meeting beginning on or about April 28, 2022. Under Rule 14a-8 of the Exchange Act, a shareholder proposal to be included in the proxy statement and proxy card for the 2022 annual meeting pursuant to Rule 14a-8 must be received by our Corporate Secretary at 4850 West 78th Street, Indianapolis, Indiana 46268, our principal office, a reasonable time before we begin to print and send out our proxy materials for such 2022 annual meeting. The Company has determined March 4, 2022 to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2022 annual meeting.

Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) and because the 2022 annual meeting of shareholders will be our first annual meeting of shareholders, proposals by shareholders that are intended to be presented at the 2022 annual meeting of shareholders must be received by our Corporate Secretary at 4850 West 78th Street, Indianapolis, Indiana 46268 no later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Based on this, such proposals must be received by our Corporate Secretary at the address above no later than the close of business on March 4, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2022	POINT BIOPHARMA GLOBAL INC.

	By:	/s/ Bill Demers
	Name:	Bill Demers
	Title:	Chief Financial Officer